Exhibit 5.4

[KIRKLAND & ELLIS LLP LETTERHEAD]

October 31, 2006

Center for Comprehensive Services, Inc.

Illinois Mentor, Inc.

c/o National Mentor Holdings, Inc.

313 Congress Street, 5th Floor

Boston, Massachusetts 02210

Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel in the State of Illinois to Center for Comprehensive Services, Inc., an Illinois corporation, and Illinois Mentor, Inc., an Illinois corporation (together, the “Illinois Guarantors”), in connection with the Illinois Guarantors’ proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $180,000,000 in aggregate principal amount of 11-1/4% Senior Subordinated Notes due 2014 (the “Exchange Securities”). The Exchange Securities are to be issued by National Mentor Holdings, Inc., a Delaware corporation (the “Issuer”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 31, 2006, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The obligations of the Issuer under the Exchange Securities will be guaranteed by the Illinois Guarantors (the “Guarantees”), along with the other guarantors. The Exchange Securities and the guarantees thereof are to be issued pursuant to the Indenture, dated as of June 29, 2006 (as may be amended or supplemented from time to time, the “Indenture”), among the Issuer, the guarantors set forth therein and U.S. Bank National Association, as trustee (the "Trustee"). The Exchange Securities and the guarantees thereof are to be issued in exchange for and in replacement of the Issuer’s outstanding 11-1/4% Senior Subordinated Notes due 2014, of which $180,000,000 in aggregate principal amount is subject to the exchange offer pursuant to the Registration Statement, and the guarantees thereof.

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation and by-laws of the Illinois Guarantors, (ii) resolutions of the Illinois Guarantors with respect to the issuance of the Guarantees, (iii) the Indenture and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Illinois Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Illinois Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Illinois Guarantors and others.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based upon and subject to the assumptions, qualifications, exclusions and limitations and the further limitations set forth below, we are of the opinion that:

1.                                       Each of the Illinois Guarantors is a corporation existing and in good standing under the Business Corporation Act of the State of Illinois.

2.                                       Each of the Illinois Guarantors has the corporate power to perform its obligations under the Indenture and each of the respective Guarantees.

3.                                       The Indenture has been duly authorized, executed and delivered by each of the Illinois Guarantors.

4.                                       The execution and delivery by the Illinois Guarantors of the Indenture and the performance by the Illinois Guarantors of their respective obligations thereunder (including, without limitation, the Illinois Guarantors’ issuance of the respective Guarantees) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under), or violation of any of, (i) the articles of incorporation or bylaws of the Illinois Guarantors or (ii) any statute or governmental rule or regulation of the State of Illinois which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Registration Statement (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations relating to misrepresentations or fraud or (b) the Securities Act, the Exchange Act or the Trust Indenture Act).

5.                                       No consent, waiver, approval, authorization or order of any court or governmental authority of the State of Illinois is required for the issuance of the Guarantees by the Illinois Guarantors pursuant to the terms of the Indenture, except such as may be required under Blue Sky laws of the State of Illinois (and the rules and regulations thereunder), as to which we express no opinion in this paragraph.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.6 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the law of the State of Illinois (including the statutory provisions, all applicable provisions of the relevant state constitution and reported judicial decisions interpreting the foregoing), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of Illinois be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except that (i) the Trustee may rely on the opinion and (ii) Simpson Thacher & Bartlett LLP may rely upon this opinion in connection with the opinion of Simpson Thacher & Bartlett LLP to be rendered in connection with the Registration Statement.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP